                                                                   Exhibit 10.10

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT dated as of November 26, 2002 (this "Agreement") is entered into between Aspen Technology, Inc., a Delaware corporation ("Aspen") and Stephen J. Doyle (the "Employee").

1.       BASIS FOR AGREEMENT

         This agreement supplements the existing terms of employment between Aspen and the Employee, including the Change in Control Agreement dated August 12, 1997 ("Change in Control Agreement"), which remains in full force and effect. Aspen is continuing to employ the Employee as a key employee of Aspen and has determined that Employee's services are essential to the successful operation and future of Aspen. Employee currently holds the positions of Chief Legal Officer and General Counsel, and Chief Strategy Officer. Aspen has determined that it is in its best interests to secure certain financial and employment commitments from Employee in consideration of providing certain severance and compensation commitments to Employee.

2.       COMPENSATION

         Employee's compensation will be determined by the Chief Executive Officer and, if applicable, the Compensation Committee of the Board of Directors.

3.       TERMINATION: NOTICE AND SEVERANCE

         (a) Employee hereby agrees to give Aspen four (4) months prior notice of his intent to terminate employment with Aspen, except where Employee has Good Reason.

         (b) Upon termination of employment for any reason other than death, resignation without Good Reason, or for Cause, Aspen shall, in addition to any benefits due under written plans, pay Employee your base salary plus your life, disability, accident and health insurance benefits for 12 months after termination of employment, and thereafter for such period up to the earlier of (i) 6 additional months or (ii) such time as Employee has started new employment in a position offering equivalent compensation to Employee's compensation with Aspen.

         (c) "For Cause," means (A) a good faith finding by Aspen that the Employee has failed to perform his reasonably assigned duties for Aspen and has failed to remedy such failure within 30 days following written notice from Aspen to the Employee notifying him of such failure, (B) a good faith finding by the Board of Directors of Aspen that the Employee has engaged in dishonesty, gross negligence or misconduct, or (C) the conviction of the Employee of, or the entry of a pleading of guilty or NOLO CONTENDERE by the Employee to, any felony; or

         (d) "Good Reason" means termination by the Employee of the Employee's employment upon the occurrence (without the Employee's express written consent) of any one of the following acts or failures to act by Aspen unless, in the case of any act or failure to act described in paragraph (i), (v), or (vi) below, such act or failure to act is corrected prior to the date of termination specified in the notice of termination given in respect thereof or, in the case of paragraph (iii) below, such act is not objected to in writing by the Employee within four months after notification by Aspen to Employee of Aspen's intention to take the action contemplated by such paragraph (iii):

             (i) the assignment to the Employee of any duties inconsistent with the Employee's status as a senior Employee officer of Aspen or a meaningful alteration, adverse to the Employee, in the nature or status of the Employee's responsibilities (other than reporting responsibilities) from those in effect;

             (ii) a reduction by Aspen in the Employee's annual base salary as in effect on the date hereof or as the same may be increased from time to time except for across-the-board salary reductions similarly affecting all senior Employees of Aspen and all senior Employees of any Person in control of Aspen;

             (iii) Aspen's requiring Employee to be based anywhere other than the Boston Metropolitan Area except for required travel on Aspen business to an extent substantially consistent with Employee's present business travel obligations;

             (iv) the failure by Aspen, without the Employee's consent, to pay to the Employee any portion of the Employee's current compensation, or to pay to the Employee any portion of an installment of deferred compensation under any deferred compensation program of Aspen, within fourteen days of the date such compensation is due;

             (v) the failure by Aspen to continue in effect any compensation plan in which the Employee participates which is material to the Employee's total compensation, or the failure by Aspen to continue the Employee's participation therein on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Employee's participation relative to other participants;

             (vi) the failure by Aspen to continue to provide Employee with benefits substantially similar to those enjoyed by Employee under any of Aspen' s pension, life insurance, medical, health and accident, or disability plans in which Employee is at any time participating, the taking of any action by Aspen which would directly or indirectly materially reduce any of such benefits or deprive Employee of any material fringe benefit enjoyed by Employee, or the failure by Aspen to provide Employee with the number of paid vacation days to which the Employee is entitled on the basis of years of service with Aspen in accordance with Aspen's normal vacation policy.

4.       APPLICATION OF CHANGE IN CONTROL AGREEMENT

         Notwithstanding anything to the contrary herein, this Agreement shall not apply in the event that Employee's Change in Control Agreement is deemed to be valid, enforceable, and applicable, and further that Employee receives the compensation provided for thereunder equal to or in excess of the amount provided for under this Agreement.

5.       MISCELLANEOUS

         (a) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both of the parties hereto. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the party giving such waiver. No waiver by either party hereto with respect to any condition or breach hereunder shall be deemed to extend to any prior or subsequent condition or breach hereunder or affect in any way any rights arising by virtue of any prior or subsequent condition or breach. No failure on the part of any party hereto to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

         (b) CONSTRUCTION.

             (i) The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

             (ii) The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against a party hereto.

             (iii) The term "including" as used herein shall not be construed so as to exclude any other thing not referred to or described.

             (iv) References herein to "Sections" shall be deemed to be to sections of this Agreement, unless otherwise specified.

         (c) ENTIRE AGREEMENT; SUCCESSORS. This Agreement, including the exhibits hereto, (i) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, except as otherwise expressly provided herein. For purposes of clarification, this Agreement does not replace or otherwise amend your Change in Control Agreement dated August 12, 1997, which remains in full force and effect. In the event of a termination that qualifies you for compensation under both agreements, then the terms of the Change in Control Agreement shall control.

         (d) The obligations of Aspen may be assigned by Aspen, provided that such obligations shall be assumed by such subsidiary without modification. For all purposes of this Agreement, the term "Aspen" shall include any successor to the business of Aspen (whether direct or indirect and whether by merger, consolidation, sale of assets or otherwise).

         (e) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Massachusetts) or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the Commonwealth of Massachusetts.

         (f) NOTICES. All notices, instructions, demands, claims, requests and other communications given hereunder or in connection herewith shall be in writing. Any such communication shall be sent either (a) by registered or certified mail, return receipt requested, postage prepaid, or (b) via a reputable nationwide overnight courier service, in each case to the address set forth below. Any such communication shall be deemed to have been delivered two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service.

                  To Aspen:        Aspen Technology, Inc.
                                   Ten Canal Park
                                   Cambridge, Massachusetts 02141
                                   Facsimile: 617.577.0722
                                   Attention: Chief Employee Officer

                  To the Employee: Stephen J. Doyle
                                   [home address]

         Either party hereto may give any notice, instruction, demand, claim, request or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such communication shall be deemed to have been duly given unless and until it actually is received by the party for which it is intended. Either party hereto may change the address to which notices, instructions, demands, claims, requests and other communications hereunder are to be delivered by giving the other party hereto notice in the manner set forth in this Section.

         (g) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

         (h) SIGNATURES. This Agreement may be executed in counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

                               * * *

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                 ASPEN TECHNOLOGY, INC.

                                 By: /s/ David L. McQuillin
                                     ------------------------------------------
                                     Name: David McQuillin
                                     Title: President and CEO

                                 /s/ Stephen J. Doyle
                                 ----------------------------------------------
                                 Stephen J. Doyle